Exhibit 99.1

Finish Line Reports Second Quarter Fiscal Year 2014 Results

INDIANAPOLIS, September 27, 2013 – The Finish Line, Inc. (NASDAQ: FINL) today reported results for the 13-weeks ended August 31, 2013.

For the thirteen weeks ended August 31, 2013:

●	Consolidated net sales were $436.0 million, an increase of 13.3% over the prior year period.
●	Finish Line comparable store sales increased 0.9%.
●	Diluted earnings per share increased 10.2% to $0.54.

“We are pleased to have delivered a solid second quarter performance,” said Chairman and Chief Executive Officer, Glenn Lyon. “The combination of positive comparable sales and good expense control drove a 10% increase in earnings per share over last year. At the same time, we continued to make good progress building our business with Macy’s and growing our Running Specialty Group. Looking ahead, we are cognizant of the headwinds currently facing the retail industry and this has been incorporated into our near-term planning. We remain confident that our strategy to create a leading multi-divisional, omni-channel business will lead to sustainable sales and earnings growth and increased shareholder value over the long term.”

Balance Sheet

As of August 31, 2013, consolidated merchandise inventories increased 18.1% to $296.0 million compared to $250.6 million as of September 1, 2012. The increase resulted primarily from the start-up of Macy’s business. For Finish Line, merchandise inventories decreased 0.5%.

The company repurchased 250,000 shares of its common stock in the second quarter, totaling $5.5 million. The company has 4.3 million shares remaining on its current Board authorized repurchase plan.

As of August 31, 2013, the company had no interest-bearing debt and $203.8 million in cash and cash equivalents, compared to $254.2 million a year ago.

Outlook

For the fiscal year ending March 1, 2014, the Company now expects Finish Line comparable store sales to increase low single digits compared to its previous expectation for a slight increase. The Company still expects earnings per share to increase mid-single digit percent over fiscal year 2013 Non-GAAP diluted earnings per share of $1.47.

Q2 Fiscal 2014 Conference Call Today, September 27, 2013 at 8:30 a.m.

The company will host a conference call for investors today, September 27, 2013, at 8:30 a.m. Eastern. To participate in the live conference call, dial 866-923-8645 (U.S. and Canada) or 660-422-4970 (International), conference ID #52725232. The live conference call will also be accessible online at www.finishline.com. A replay of the conference call can be accessed approximately two hours following the completion of the call by dialing 855-859-2056, conference ID #52725232. This recording will be made available through Sunday, October 27, 2013. The replay will also be accessible online at www.finishline.com.

Disclosure Regarding Non-GAAP Measures

This report refers to certain financial measures that are identified as non-GAAP. The Company believes that these non-GAAP measures, including gross profit, selling, general and administrative expenses, operating income, net income attributable to The Finish Line, Inc., and diluted earnings per share attributable to The Finish Line, Inc. shareholders, are helpful to investors because they allow for a more direct comparison of the Company’s year-over-year performance and are useful in assessing the Company’s progress in achieving its long-term financial objectives. This supplemental information should not be considered in isolation or as a substitute for the related GAAP measures. A reconciliation of the non-GAAP measures to the comparable GAAP measures can be found in the Company’s Form 8-K filed with the Securities and Exchange Commission with this release.

About The Finish Line, Inc.

The Finish Line, Inc. is a premium retailer of athletic shoes, apparel and accessories. Headquartered in Indianapolis, Finish Line has 658 stores in malls across the U.S., manages the athletic footwear inventory in 660 Macy’s stores including 182 branded shops, and employs more than 11,000 sneakerologists who help customers every day connect with their sport, their life and their style. Online shopping is available at www.finishline.com and www.macys.com. Mobile shopping is available at m.finishline.com. Follow Finish Line on Twitter at Twitter.com/FinishLine and “like” Finish Line on Facebook at Facebook.com/FinishLine.

Finish Line also operates, through a venture with Gart Capital Partners, the Running Specialty Group, including 39 specialty running shops in 11 states and the District of Columbia under The Running Company, Run On!, Blue Mile and Boulder Running Company banners. More information is available at www.run.com.

Forward-Looking Statements

This news release includes statements that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by the use of words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “outlook,” “potential,” “optimistic,” “confidence,” “continue,” “evolve,” “expand,” “growth” or words and phrases of similar meaning. Statements that describe objectives, plans or goals also are forward-looking statements.

All of these forward-looking statements are subject to risks, management assumptions and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight and product costs; product demand and market acceptance risks; deterioration of macro-economic and business conditions; the inability to locate and obtain or retain acceptable lease terms for the company’s stores; the effect of competitive products and pricing; loss of key employees; execution of strategic growth initiatives (including actual and potential mergers and acquisitions and other components of the company’s capital allocation strategy); and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included herein are made only as of the date of this report and Finish Line undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

	The Finish Line, Inc.
	Consolidated Statements of Income (Unaudited)
	(In thousands, except per share and store/shop data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 31,	September 1,	August 31,	September 1,
	2013	2012	2013	2012

Net sales	$436,030	$385,011	$787,083	$704,060
Cost of sales (including occupancy costs)	289,693	250,461	533,751	464,851
Gross profit	146,337	134,550	253,332	239,209

Selling, general and administrative expenses	103,455	94,711	202,811	179,557
Store closing costs	17	325	203	420
Operating income	42,865	39,514	50,318	59,232

Interest income, net	10	58	24	129
Income before income taxes	42,875	39,572	50,342	59,361

Income tax expense	16,682	15,136	19,635	22,844
Net income	26,193	24,436	30,707	36,517
Net loss attributable to redeemable noncontrolling interest	314	537	875	734
Net income attributable to The Finish Line, Inc.	$26,507	$24,973	$31,582	$37,251

Diluted earnings per share attributable to The Finish Line, Inc. shareholders	$0.54	$0.49	$0.64	$0.72

Diluted weighted average shares	48,757	50,866	48,744	51,135

Dividends declared per share	$0.07	$0.06	$0.14	$0.12

Finish Line store activity for the period:
Beginning of period	651	640	645	637
Opened	9	4	19	13
Closed	(1)	(6)	(5)	(12)
End of period	659	638	659	638
Square feet at end of period			3,571,267	3,449,041
Average square feet per store			5,419	5,406

Branded shops within department stores activity for the period:
Beginning of period	44	-	3	-
Opened	89	-	130	-
Closed	-	-	-	-
End of period	133	-	133	-
Square feet at end of period		-	158,948	-
Average square feet per shop		-	1,195	-

Running Company store activity for the period:
Beginning of period	38	19	27	19
Acquired	-	-	9	-
Opened	1	-	3	-
Closed	-	-	-	-
End of period	39	19	39	19
Square feet at end of period			119,964	60,436
Average square feet per store			3,076	3,181

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 31,	September 1,	August 31,	September 1,
	2013	2012	2013	2012

Net sales	100.0%	100.0%	100.0%	100.0
Cost of sales (including occupancy costs)	66.4	65.0	67.8	66.0
Gross profit	33.6	35.0	32.2	34.0

Selling, general and administrative expenses	23.8	24.6	25.8	25.5
Store closing costs	-	0.1	-	0.1
Operating income	9.8	10.3	6.4	8.4

Interest income, net	-	-	-	-
Income before income taxes	9.8	10.3	6.4	8.4

Income tax expense	3.8	3.9	2.5	3.2

Net income	6.0	6.4	3.9	5.2
Net loss attributable to redeemable noncontrolling interest	-	0.1	0.1	0.1
Net income attributable to The Finish Line, Inc.	6.0%	6.5%	4.0%	5.3

	Condensed Consolidated Balance Sheets

	August 31,	September 1,	March 2,
	2013	2012	2013
	(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	$203,832	$254,225	$226,982
Merchandise inventories, net	295,952	250,634	243,770
Other current assets	23,852	25,742	20,942
Property and equipment, net	202,450	157,539	180,601
Goodwill	21,544	8,503	13,888
Other assets	19,932	24,770	20,239
Total assets	$767,562	$721,413	$706,422

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities	$172,122	$138,814	$134,037
Deferred credits from landlords	28,544	26,748	27,215
Other long-term liabilities	17,131	15,970	16,638
Redeemable noncontrolling interest	2,772	5,248	3,669
Shareholders' equity	546,993	534,633	524,863
Total liabilities and shareholders' equity	$767,562	$721,413	$706,422

The Finish Line, Inc.
Reconciliation of Gross Profit, GAAP to Gross Profit, Non-GAAP (unaudited)
(In thousands)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	August 31, 2013		September 1, 2012		August 31, 2013		September 1, 2012

Gross profit, GAAP	$146,337	33.6%	$134,550	35.0%	$253,332	32.2%	$239,209	34.0%
Start up costs	-	-	-	-	5,758	0.7	-	-
Gross profit, Non-GAAP	$146,337	33.6%	$134,550	35.0%	$259,090	32.9%	$239,209	34.0%

Reconciliation of Selling, General and Administrative Expenses, GAAP to
Selling, General and Administrative Expenses, Non-GAAP (unaudited)
(In thousands)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	August 31, 2013		September 1, 2012		August 31, 2013		September 1, 2012

Selling, general and administrative expenses, GAAP	$103,455	23.8%	$94,711	24.6%	$202,811	25.8%	$179,557	25.5%
Start up costs	-	-	-	-	(2,202)	(0.3)	-	-
Selling, general and administrative expenses, Non-GAAP	$103,455	23.8%	$94,711	24.6%	$200,609	25.5%	$179,557	25.5%

Reconciliation of Operating Income, GAAP to Operating Income, Non-GAAP (unaudited)
(In thousands)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	August 31, 2013		September 1, 2012		August 31, 2013		September 1, 2012

Operating income, GAAP	$42,865	9.8%	$39,514	10.3%	$50,318	6.4%	$59,232	8.4%
Start up costs	-	-	-	-	7,960	1.0	-	-
Operating income, Non-GAAP	$42,865	9.8%	$39,514	10.3%	$58,278	7.4%	$59,232	8.4%

Reconciliation of Net Income Attributable to The Finish Line, Inc., GAAP to
Net Income Attributable to The Finish Line, Inc., Non-GAAP (unaudited)
(In thousands)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	August 31, 2013		September 1, 2012		August 31, 2013		September 1, 2012

Net income attributable to The Finish Line, Inc., GAAP	$26,507	6.0%	$24,973	6.5%	$31,582	4.0%	$37,251	5.3%
Start up costs	-	-	-	-	7,960	1.0	-	-
Tax effect of start up costs	-	-	-	-	(3,109)	(0.4)	-	-
Net income attributable to The Finish Line, Inc., Non-GAAP	$26,507	6.0%	$24,973	6.5%	$36,433	4.6%	$37,251	5.3%

Reconciliation of Diluted Earnings Per Share Attributable to The Finish Line, Inc. Shareholders, GAAP to
Diluted Earnings Per Share Attributable to The Finish Line, Inc. Shareholders, Non-GAAP (unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 31, 2013	September 1, 2012	August 31, 2013	September 1, 2012

Diluted earnings per share attributable to The Finish Line, Inc. shareholders, GAAP	$0.54	$0.49	$0.64	$0.72
Start up costs, net of income taxes	-	-	0.10	-
Diluted earnings per share attributable to The Finish Line, Inc. shareholders, Non-GAAP	$0.54	$0.49	$0.74	$0.72

* See Non-GAAP Financial Measures Disclosure Above

Media Contact:	Investor Contact:
Dianna Boyce	Ed Wilhelm
Corporate Communications	Chief Financial Officer
317-613-6577	317-613-6914